UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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LIFECORE BIOMEDICAL, INC.
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LIFECORE BIOMEDICAL, INC.
3515 Lyman Boulevard
Chaska,    MN 55318

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
August 15, 2024

This proxy statement supplement, dated August 9, 2024 (this “Supplement”), amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Lifecore Biomedical, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 19, 2024 and made available to the Company’s stockholders in connection with the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast on August 15, 2024, at 10:30 a.m., Central Time. Capitalized terms used in this Supplement and not otherwise defined have the meanings ascribed to them in the Proxy Statement.
We are providing this Supplement to (1) update the voting standard for, and effects of abstentions and “broker non-votes” (if any) on, Proposal 7: to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock (“Proposal 7”) in accordance with Section 242 of the Delaware General Corporation Law and to update the information with respect to the effect of the “broker non-votes” rules to Proposal 7 (Share Increase Proposal); and (2) correct a typographical error in the description the proposed language of the amendment to the Certificate of Incorporation.
THIS SUPPLEMENT SHOULD BE READ TOGETHER WITH THE PROXY STATEMENT.
Voting Standard for and Treatment of Broker Non-Votes with Respect to Proposal 7
Effective August 1, 2023, Section 242(d)(2) was added to the Delaware General Corporation Law (the “DGCL Amendment”), which changed the voting standard to amend a Delaware corporation’s certificate of incorporation to increase the number of authorized shares of a class of stock listed on a national securities exchange immediately before and after the amendment became effective from a majority of the outstanding shares entitled to vote thereon to a majority of the votes cast for the amendment by stockholders entitled to vote thereon (i.e., votes cast “FOR” must exceed votes cast “AGAINST”) and, in the case where the amendment increases the authorized number of shares of a class of capital stock with respect to which the corporation’s certificate of incorporation does not expressly opt out of the separate class vote otherwise required by Section 242(b)(2), a majority of the votes cast by the holders of such class. In light of the DGCL Amendment and the Certificate of Incorporation (including the Certificate of Designations with respect to the Series A Preferred Stock), approval of Proposal 7 shall require the affirmative vote of (i) the majority of votes cast by the holders of Common Stock and Preferred Stock entitled to vote thereon, voting as a single class, and (ii) the majority of votes cast by the holders of Common Stock entitled to vote thereon, voting as a separate class. Stockholders may vote “FOR” or “AGAINST” Proposal 7, or stockholders may abstain from voting. If you elect to abstain on Proposal 7, the abstention will have no effect on the vote on Proposal 7, as abstentions are not votes cast.  Broker non-votes, if any, with respect to Proposal 7 would have no effect on the results because a broker non-vote is not a vote cast.

Accordingly, the Company is hereby revising the following information in the Proxy Statement:

1.    Question 7 in the section of the Proxy Statement titled “Questions and Answers Regarding the Annual Meeting and Voting” on pages 3-4 is deleted and replaced with the following:

“7     What are the proposals to be voted on, how many votes are required to approve each proposal, and what is the effect of abstentions and broker non-votes?

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement and summarized in the chart below. The holders of Series A Preferred Stock are being asked to vote on the Series A Preferred Director. The holders of both our Common Stock and Series A Preferred Stock are being asked to vote on the election of three additional directors. All of our stockholders are being asked to vote on the other proposals.

Proposal	Votes required to pass	Recommendation of the Board	Effect of abstentions and broker non-votes
PROPOSAL NO. 1 — Amendment to the Certificate of Incorporation to declassify the Board	This proposal must be approved by an affirmative vote of the holders of shares representing a majority in voting power of the outstanding stock entitled to vote thereon.	FOR	Shares not voted and shares present and not cast, whether by abstention, broker non-votes, or otherwise, will have the same effect as a vote “against” this proposal.
PROPOSAL NO. 2 — Election of directors	Pursuant to the Company’s Bylaws, as amended (the “Bylaws”), each of (i) the Series A Preferred Director, to be voted on solely by holders of Series A Preferred Stock, and (ii) the three other directors, to be voted on by all stockholders entitled to vote thereon, shall be determined by a majority of the votes cast affirmatively or negatively.	FOR each nominee: •Raymond Diradoorian, •Paul Josephs, and •Joshua E. Schechter, and •Jason Aryeh, as the Series A Preferred Director	A nominee must receive more votes cast “FOR” than votes cast “AGAINST” such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election and broker non-votes having no effect).

PROPOSAL NO. 3 — Ratification of our independent registered public accounting firm	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 4 — Advisory approval of the compensation of our named executive officers	This advisory proposal will be approved if an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 5 — Amendment to the 2019 Stock Incentive Plan	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 6 — Advisory vote on the frequency of advisory approval of the compensation of our named executive officers	This advisory proposal provides a choice among three frequency periods for future advisory (non-binding) votes on the executive compensation of the Company’s named executive officers. You may vote “1 Year,” “2 Years,” “3 Years,” or “abstain” on this proposal. The frequency period that receives the most votes (every one, two, or three years) by voting power will be deemed to be the recommendation of the stockholders.	1 YEAR	No effect.
PROPOSAL NO. 7 — Amendment to Certificate of Incorporation to increase the number of authorized shares of Common Stock
This proposal must be approved by the affirmative vote of (i) the majority of votes cast by the holders of Common Stock and Preferred Stock entitled to vote thereon, voting as a single class, and (ii) the majority of votes cast by the holders of Common Stock entitled to vote thereon, voting as a separate class.
		FOR	No effect.

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Typographical Corrections to the Language of the Amendment with Respect to Proposal 7
As set forth in the Proxy Statement, the Board has recommended that stockholders adopt and approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 50,000,000 to 75,000,000 at the Annual Meeting. The Company is hereby revising the following information in the Proxy Statement to correct typographical errors in the language to the proposed amendment to the Certificate of Incorporation to align with the proposal.

1.    The subsection entitled “Proposal No. 7: To Amend the Certificate of Incorporation to Increase the Number of Authorized Shares—Form of Amendment” in the Proxy Statement on page 34 is deleted and replaced with the following:

“Form of the Amendment

The Authorized Shares Amendment would amend Section (A) of Article IV of the Certificate of Incorporation to read in its entirety as follows:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Seventy-Seven Million (77,000,000) each with a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is Seventy-Five Million (75,000,000).

The full text of Article IV, as amended by the Authorized Shares Amendment, is attached to this Proxy Statement as Appendix D.”

2.    Appendix D to the Proxy Statement is deleted and replaced with the following:

“APPENDIX D

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LIFECORE BIOMEDICAL, INC., AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The text of Article IV of the Amended and Restated Certificate of Incorporation of Lifecore Biomedical, Inc., as amended, is hereby amended and restated to read in its entirety as follows:

ARTICLE IV

(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Seventy-Seven Million (77,000,000) each with a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is Seventy-Five Million (75,000,000).

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation (the “Certificate of Incorporation”), to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

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This Supplement is being filed with the SEC on, and first made available to stockholders on or about, August 9, 2024. No other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting, and this Supplement does not otherwise supplement, amend or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.